Exhibit 10.7

Hankou Bank

Financial Consulting Service Agreement

Financial Consulting Service Agreement

Party A: Hankou Bank Company Limited, Wuhan Economic and Technological Development Zone Branch

Address: 10 Chuangye Road, Plot 1C1, Wuhan Economic and Technological Development Zone

Postal Code: 430065

Telephone: 84211332

Fax: /

Responsible Person: Shi Huanwei

Party B: Wuhan Blower Co., Ltd.

Address: Canglongdao Science Park, Miaoshan Development Zone, Jiangxia District

Postal Code: 430000

Telephone: 59700038

Fax: /

Responsible Person: Xu Jie

In accordance with the Commercial Bank Law of the People’s Republic of China, the Contract Law of the People’s Republic of China and the relevant laws and regulations, upon mutual friendly negotiation and based on the principle of trust, integrity, equality and voluntariness, Party A and Party B agree as follows:

Article 1               Party B entrusts Party A to act as the financial consultant to help Party B resolve financial and fund management issues encountered during its manufacture and business operation, including but not limited to, assets management, finance arrangement and information consulting and etc.

Article 2               Party A accepts Party B’s entrustment and provides Party B with No.___ type of service as follows:

(1) Economic and financial information consulting: to provide the latest domestic and overseas economic and financial information.

(2) Policy and regulation consulting: to provide consulting service on economic and financial laws, regulations and policies related to enterprise capital operation.

(3) Fund settlement consulting: to provide professional consulting service on domestic fund settlement and international settlement.

(4) Cash management consulting: based on the characteristics of client’s cash flow, to design customized cash management solution and improve the client’s fund management level.

(5) Wealth management consulting: to provide wealth management solution, suggestion and products in order to increase the benefit of the client’s idle fund.

(6) Investment and financing consulting: to provide framework investment and financing consulting service when the enterprise makes project investment or utilizes substantial capital, or when the enterprise has a financing need for daily working capital.

(7) Latest product information: to provide the latest financial product information.

(8) Industry information consulting: to provide the latest information on the macro economy and industry development as well as relevant industry information.

Article 3               Party B shall provide Party A with the production plan, market survey and other data relevant to the products of Wuhan Blower Co., Ltd. and Party A shall provide financial service on the premise that risks can be controlled.

Article 4               Party A shall act as Party B’s financial consultant, and Party B agrees to pay the relevant handling charge in the total amount of RMB 677,556.00 (RMB Six Hundred and Seventy-seven Thousand and Five Hundred and Fifty-six). This sum of charge shall be paid pursuant to the method No. (1) agreed as follows. Party B permits and authorizes Party A to deduct the said sum in its account.

(1) a lump-sum payment. The financial consulting service charge shall be paid up within five working days after the contract becomes effective.

(2) installment payment as follows:
_________(date):_________(amount)
_________(date):_________(amount)
_________(date):_________(amount)

The down payment for the financial consulting service shall be paid up within five working days after the contract becomes effective and the last payment for the financial consulting service shall be paid up within five working days before the contract expires. Party B permits and authorizes Party A to deduct the said sum in its account.

Article 5               Other Responsibilities and Obligations of Both Parties.

(1)           Party A’s Other Obligations
1. Party A shall seek long-term and stable business operation with Party B and shall inform Party B of the relevant information it has obtained in a timely manner.

2. Party A shall undertake confidentiality obligation and shall not provide or disclose to any third party any material and document submitted by Party B to Party A, unless permitted by Party B or otherwise required by laws, regulations and supervision rules.

(2)           Party B’s Other Obligations
1. to assist Party A’s work and provide necessary convenience for Party A.
2. to provide Party A with basic data and relevant information necessary for investment and financing consulting service, and ensure that the foregoing data and information is true, accurate and complete.
3. to pay Party A financial consulting service charge as agreed in a timely manner.
4. Party B shall undertake confidentiality obligation and, without Party A’s permission, shall not provide or disclose to any third party any material and document submitted by Party A to Party B.
5. Party B accepts the financial consulting service provided by Party A and agrees to undertake on its own any and all economic and legal consequence incurred due to its voluntary adoption of Party B’s consulting opinion.

Article 6               Other Matters Agreed
(None)

Article 7               Any dispute arising from this agreement or the performance of this agreement shall be first resolved through negotiation, failing which either party may be entitled to institute a lawsuit before the people’s court at the place where Party A resides.

Article 8               This agreement is made in duplicate, each held by Party A and Party B. For any matter uncovered herein, upon the negotiation by both parties, a supplemental agreement may be signed, which shall be equally authentic.

Article 9               This agreement shall become effective upon the signature and seals by both parties, with a period of validity of 12 months.

Party A (official seal): / Hankou Bank Company Limited, Wuhan Economic and Technological Development Zone Branch /	Party B (official seal): / Wuhan Blower Co., Ltd./
Responsible Person or Authorized Representative: /Shi Huanwei/	Responsible Person or Authorized Representative: /Xu Jie/

Date: June 29, 2010	Date: June 29, 2010